UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 24, 2007

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2007, Vidatech Kft. (“Vidatech”) , a wholly-owned subsidiary of Power of the Dream Ventures, Inc. (the “Company”) entered into an employment agreement with Viktor Rozsnyay, its Chief Executive Officer. Pursuant to the terms of the employment agreement Mr. Rozsnyay will be responsible for overseeing the work of Vidatech, including its objectives relating to its overall development and organization. Mr. Rozsnyay will be paid a salary of HUF131,000 (approximately US$745) per month.  In addition, pursuant to the terms of a Restricted Stock Agreement entered into between the Company and Mr. Rozsnyay, the Company issued Mr. Rozsnyay 250,000 shares of restricted stock, which shall vest in equal installments of 50,000 shares at the end of each quarter through December 31, 2008.

Item 3.02	Unregistered Sales of Equity Securities

On October 25, 2007, the Company consummated a private placement (the “Private Placement”) of 104,000 shares of its common stock (the “Common Stock”) to six investors for an aggregate purchase price of $260,000.

The Registrant has agreed to file a registration statement covering the resale of the shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable following the consummation of the Private Placement.

The shares of Common Stock were sold to non-US Persons in reliance on the exemptions from the registration requirements of the Securities Act provided by the provisions of Regulation S as promulgated under the Securities Act.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2007, the Company appointed Ildiko Rozsa to the position of Chief Financial Officer, succeeding Daniel Kun, Jr., who will become the Company’s Vice President and Secretary.  Prior to joining the Company, between 1995 and 1996 Ms. Rozsa worked as Audit Assistant at Price Waterhouse Budapest Kft. Between 1997 and 2002 she was Finance and Accounting Director at Vivendi Telecom Hungary. From 2002 to 2004 she was Chief Financial Officer of Bacardi-Martini Hungary Kft. In 2004 she founded and became Managing Director of RIBZ Consulting, a company focusing on working with international clients on US GAAP compliance. Mrs. Rozsa graduated from the College of Finance and Accountancy, later obtaining her masters degree at the Budapest University of Economics. She is a teacher at the Budapest Technical University.

Ms. Rozsa does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Rozsa is not a party to any transactions listed in Item 404(a) of Regulation S-B

Ms. Rozsa entered into an employment agreement with Vidatech on October 24, 2007.  Pursuant to the terms of the employment agreement Ms. Rozsa will be Vidatech’s Chief Financial  Officer, responsible for managing all financial aspects of the company.  Ms. Rozsa will be paid a salary of HUF 131,000 (approximately US$ 745) per month.  In addition, pursuant to the terms of a Restricted Stock Agreement entered into between the Company and Ms. Rozsa, the Company issued Ms. Rozsa 250,000 shares of restricted stock, 100,000 shares of which vested immediately upon grant, with the remaining shares vesting in equal installments of 30,000 shares at the end of each quarter through December 31, 2008.

On August 24, 2007, the Company, appointed Mihaly Zala to the position of Chief Technology Officer.  Prior to joining the Company, between 1998 to 2005 Mr. Zala worked at Lavina Rt. as project manager, engineer, and executive manager. Prior to that, Mr Zala worked at Hungarian Telecom from 1987 to 1998 as project manager. Mr. Zala holds an electrical engineering degree from the Budapest University of Technology

Mr.  Zala does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr.  Zala is not a party to any transactions listed in Item 404(a) of Regulation S-B

Mr. Zala entered into an employment agreement with Vidatech on October 24, 2007.  Pursuant to the terms of the employment agreement Mr. Zala will be responsible for managing and implementing the various technologies being developed by Vidatech. Mr. Zala will be paid a salary of HUF415,000 (approximately US$2,350) per month. In addition, pursuant to the terms of a Restricted Stock Agreement entered into between the Company and Mr. Zala, the Company issued Mr. Zala 150,000 shares of restricted stock, which shall vest in equal installments of 30,000 shares at the end of each quarter through December 31, 2008.

On October 24, 2007, the Company appointed Daniel Kun, Jr. to the position of Vice President and Secretary.  Prior to joining the Company from 2000 to 2006 Mr. Kun previously worked at Lira Kft., a family business he founded and managed with his father. Lira Kft. is engaged in building engineering and heating system installations throughout Hungary.

Mr. Kun does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Kun is not a party to any transactions listed in Item 404(a) of Regulation S-B.

Mr. Kun entered into an employment agreement with Vidatech on October 24, 2007. Pursuant to the terms of the employment agreement Mr. Kun will be Vidatech’s Vice President and Secretary, responsible for the day-to-day operations of Vidatech and the Company. Mr. Kun  will be paid a salary of HUF131,000 (approximately US$745) per month. In addition, pursuant to the terms of a Restricted Stock Agreement entered into between the Company and Mr. Kun, the Company issued Mr. Kun 250,000 shares of restricted stock, which will vest in equal installments of 50,000 shares at the end of each quarter through December 31, 2008.

On October 24, 2007, the Company appointed Szilvia Toth to the position of Chief Accounting Officer.  Prior to joining the Company from 2005 to 2006 Ms. Toth worked at TMF Hungary Kft. an international accounting firm. From 2006 to 2007 she with worked at BDO Forte AccRoll Kft., where her responsibilities included full scale bookkeeping, including preparation of financial statements, reports and tax-returns of Hungarian and foreign companies. Ms. Toth graduated in 2004 from the College of Finance and Accountancy in Budapest as an Economist on Accountancy.

Ms. Toth does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Toth is not a party to any transactions listed in Item 404(a) of Regulation S-B.

Ms. Toth entered into an employment agreement with Vidatech on October 24, 2007. Pursuant to the terms of the employment agreement Ms. Toth will be Vidatech’s Chief Accounting Officer, responsible for managing the economic, financial and accounting work. Ms. Toth will be paid a salary of HUF415,000 (approximately US$2,350) per month. In addition, pursuant to the terms of a Restricted Stock Agreement entered into between the Company and Ms. Toth, the Company issued Ms. Toth 100,000 shares of restricted stock, 50,000 shares of which vested immediately upon grant, with the remaining shares vesting in equal installments of 10,000 shares at the end of each quarter through December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Vidatech and Viktor Rozsnyay, dated October 24, 2007

10.2	Employment Agreement between Vidatech and Daniel Kun, Jr., dated October 24, 2007

10.3	Employment Agreement between Vidatech and Mihaly Zala, dated October 24, 2007

10.4	Employment Agreement between Vidatech and Szilvia Toth, dated October 24, 2007

10.5	Employment Agreement between Vidatech and Ildiko Rozsa, dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name: Viktor Rozsnyay
Title: President and Chief Executive Officer

Dated: October 26, 2007